LIMITED POWER OF ATTORNEY
(ATTORNEY-IN-FACT TO
EXECUTE SEC FORMS 3, 4 & 5 and 144 FILINGS)

       I, James Richard Perry, do hereby appoint each Thomas P.
Mason, William Jason Healy, and Peggy J. Harrison, signing singly, as my true and lawful attorney-in-fact to:

1. Execute the following items (each a "report" and,
collectively, "reports"), on my behalf and in my capacity as it relates to my beneficial ownership of securities of Energy
Transfer Partners, L.P. or any of its subsidiaries
("Partnership"), and to submit the same to the U.S.
Securities and Exchange Commission (the "SEC"):
a. A Form ID application for Edgar Access,
Forms 3, 4 and 5 (including amendments
thereto) and any other reports required
pursuant to Section 16(a) of the Securities
Exchange Act of 1934, as amended, and the
rules thereunder; and
b. Form 144 and any other similar reports
required under the Securities Act of 1933, as
amended; and

2. Perform any and all acts on my behalf which may be
necessary or desirable to complete and execute any Reports
and timely file such Reports with the United States
Securities and Exchange Commission and/or any stock
exchange or similar authority; and

3. Take any other action in connection with the foregoing
which, in the opinion of such attorney-in-fact, may be of
benefit to, in the best interest of, or legally required by the undersigned, it being understood that any document
executed by such attorney-in-fact on my behalf pursuant to
this Power of Attorney shall be in such form and shall
contain such terms and conditions as such attorney-in-fact
may approve in their discretion.

   I grant to each such attorneys-in-fact full power and authority to do and perform any act necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation.  I ratify and confirm all that such attorney-in-
fact, or any substitute of such attorney-in-fact, shall lawfully do or cause to be done by the rights and powers granted by this Power of Attorney.

   I acknowledge that each such attorney-in-fact, in serving in such capacity at my request, is not assuming, nor is the Partnership, assuming, any of my responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, Rule 144 under the Securities Act of 1933, or applicable federal or state securities laws generally.

   This Power of Attorney shall remain in full force and effect until I am no longer required to file any Reports with respect to my holdings of and transactions in securities issued by the Partnership, unless I earlier revoke it in a signed writing delivered to the General Counsel and
Secretary of the Company.

   N WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed this 15th day of February, 2015.

/s/ James Richard Perry
James Richard Perry